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                                                                     EXHIBIT 1.1

                                  700,000 Shares*

                       PACIFIC SUNWEAR OF CALIFORNIA, INC.

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                June __, 1997

ROBERTSON, STEPHENS & COMPANY LLC
ALEX. BROWN & SONS INCORPORATED
THE ROBINSON-HUMPHREY COMPANY, INC.
c/o Robertson, Stephens & Company LLC
555 California Street
Suite 2600
San Francisco, California 94104

Ladies/Gentlemen:

         Pacific Sunwear of California, Inc., a California corporation (the "Company"), addresses you as the Underwriters (herein collectively called the "Underwriters") and hereby confirms its agreement with you as follows:

         1. Description of Shares. The Company proposes to issue and sell 700,000 shares of its authorized and unissued Common Stock, $0.01 par value per share (the "Firm Shares") to the several Underwriters. The Company also proposes to grant to the Underwriters an option to purchase up to 105,000 additional shares of the Company's Common Stock, $0.01 par value per share (the "Option Shares"), as provided in Section 7 hereof. As used in this Agreement, the term "Shares" shall include the Firm Shares and the Option Shares. All shares of Common Stock, $0.01 par value per share, of the Company to be outstanding after giving effect to the sales contemplated hereby, including the Shares, are hereinafter referred to as "Common Stock."

--------
* Plus an option to purchase up to 105,000 additional shares from the Company to cover over-allotments.



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         2. Representations, Warranties and Agreements of the Company. The
Company represents and warrants to and agrees with each Underwriter that:

            (a) A registration statement on Form S-3 (File No. 333-______) with respect to the Shares, including a prospectus subject to completion, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission; such amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements pursuant to Rule 462(b) of the Rules and Regulations as may have been required prior to the date hereof have been similarly prepared and filed with the Commission; and the Company will file such additional amendments to such registration statement, such amended prospectuses subject to completion and such abbreviated registration statements as may hereafter be required. Copies of such registration statement and amendments, of each related prospectus subject to completion (the "Preliminary Prospectuses"), including all documents incorporated by reference therein, and of any abbreviated registration statement have been delivered to you. The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act.

            If the registration statement relating to the Shares has been declared effective under the Act by the Commission, the Company will prepare and promptly file with the Commission the information omitted from the registration statement pursuant to Rule 430A(a) or, if Robertson, Stephens & Company LLC, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable, of the Rules and Regulations pursuant to subparagraph (1), (4) or (7) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to the registration statement (including a final form of prospectus). If the registration statement relating to the Shares has not been declared effective under the Act by the Commission, the Company will prepare and promptly file a further amendment to the registration statement, including a final form of prospectus, or, if Robertson, Stephens & Company LLC, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the information required to be included in any term sheet filed pursuant to Rule 434(b) or (c), as applicable of the Rules and Regulations. The term "Registration Statement" as used in this Agreement shall mean such registration statement, including financial statements, schedules and exhibits in the form in which it became or becomes, as the case may be, effective (including, if the Company omitted information from the registration statement pursuant to Rule 430A(a) or files a term


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sheet pursuant to Rule 434 of the Rules and Regulations, the information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) or Rule 434(d) of the Rules and Regulations) and, in the event of any amendment thereto or the filing of any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations relating thereto after the effective date of such registration statement, shall also mean (from and after the effectiveness of such amendment or the filing of such abbreviated registration statement) such registration statement as so amended, together with any such abbreviated registration statement. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares as included in such Registration Statement at the time it becomes effective (including, if the Company omitted information from the Registration Statement pursuant to Rule 430A(a) of the Rules and Regulations, the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations); provided, however, that if in reliance on Rule 434 of the Rules and Regulations and with the consent of Robertson, Stephens & Company LLC, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the term "Prospectus" shall mean the "prospectus subject to completion" (as defined in Rule 434(g) of the Rules and Regulations) last provided to the Underwriters by the Company and circulated by the Underwriters to all prospective purchasers of the Shares (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rule 434(d) of the Rules and Regulations). Notwithstanding the foregoing, if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus referred to in the immediately preceding sentence (whether or not such revised prospectus is required to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use. If in reliance on Rule 434 of the Rules and Regulations and with the consent of Robertson, Stephens & Company LLC, on behalf of the several Underwriters, the Company shall have provided to the Underwriters a term sheet pursuant to Rule 434(b) or (c), as applicable, prior to the time that a confirmation is sent or given for purposes of Section 2(10)(a) of the Act, the Prospectus and the term sheet, together, will not be materially different from the prospectus in the Registration Statement. Any reference to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer


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to and include any documents filed after such date under the Securities Exchange
Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used in this Agreement, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or instituted proceedings for that purpose, and each such Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and on the Closing Date (hereinafter defined) and on any later date on which Option Shares are to be purchased, (i) the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained and will contain all material information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, (ii) the Registration Statement, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus, and any amendments or supplements thereto, did not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subparagraph (b) shall apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by such Underwriter through you specifically for inclusion therein.

         The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; no such document when it was filed (or, if an


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amendment with respect to any such document was filed, when such amendment was filed), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and no such further amendment will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires such qualification except where the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; the Company is in possession of and operating in compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities which are material to the conduct of its business, all of which are valid and in full force and effect; the Company is not in violation of its charter or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness or in any material lease, contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound; the Company is not in material violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties of which it has knowledge. The Company does not own or control, directly or indirectly, any corporation, association or other entity.

         (d) The Company has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law or general equitable principles and except as the enforcement hereof may be limited by applicable bankruptcy, insolvency,


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reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, or by general equitable principles; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of or constitute a default under, (i) any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any material lease, contract or other agreement or instrument to which the Company is a party or by which the property of the Company is bound, (ii) the charter or bylaws of the Company, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over the properties of the Company. No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or its properties is required for the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such as may be required under the Act, the Exchange Act or under state or other securities or Blue Sky laws, all of which requirements have been satisfied in all material respects.

         (e) There is not any pending or, to the Company's knowledge, threatened action, suit, claim or proceeding against the Company or any of its officers or any of their respective properties, assets or rights before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its officers or any of their respective properties or otherwise which (i) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company or which could reasonably be expected to materially and adversely affect their properties, assets or rights, or (ii) could reasonably be expected to prevent consummation of the transactions contemplated hereby or (iii) is required to be disclosed in the Registration Statement or Prospectus and is not so disclosed; and there are no contracts or documents of the Company that are required to be described or referred to in the Registration Statement, Prospectus or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document by the Act or the Rules and Regulations or by the Exchange Act or the rules and regulations of the Commission thereunder which have not been accurately described in all material respects in the Registration Statement or Prospectus or any Incorporated Document or filed as exhibits to the Registration Statement or any Incorporated Document. The contracts so described in the Prospectus are in full force and effect on the date hereof; neither the Company, nor to the best


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of the Company's knowledge, any other party is in breach of or default under any of such contracts.

         (f) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the authorized and outstanding capital stock of the Company conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); the Firm Shares and the Option Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable; and no preemptive right, co-sale right, registration right, right of first refusal or other similar right of shareholders exists with respect to any of the Firm Shares or Option Shares or the issuance and sale thereof other than those described in the Registration Statement, those that have been expressly waived prior to the date hereof and those that will automatically expire upon the consummation of the transactions contemplated on the Closing Date. No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale or transfer of the Shares except as may be required under the Act, the Exchange Act or under state or other securities or Blue Sky laws. Except as disclosed in or contemplated by the Prospectus (including any warrants to purchase Common Stock that are not at the date hereof exercised) and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Prospectus, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

         (g) Deloitte & Touche LLP, which has examined the financial statements, together with the related schedules and notes, of the Company as of February 4, 1996 and January 29, 1995 and for each of the years in the three years ended February 4, 1996 filed with the Commission as a part of the Registration Statement, which, except for the schedules, are included in the

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Prospectus, are to the best of the Company's knowledge, independent accountants within the meaning of the Act and the Rules and Regulations; the audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the Registration Statement and Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements, together with the related schedules and notes, and the unaudited financial information, filed with the Commission as part of or incorporated by reference into the Registration Statement have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein. The selected and summary financial and statistical data included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required under the Act or the Rules and Regulations to be included or incorporated by reference in the Registration Statement.

         (h) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as may be otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material adverse change in the business, properties or assets described or referred to in the Registration Statement, or the results of operations, condition (financial or otherwise), earnings, operations, business or business prospects, of the Company, (ii) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (iii) any obligation that is material to the Company, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business,
(iv) any change in the capital stock or outstanding indebtedness of the Company, which is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

         (i) Except as set forth in the Prospectus and any Incorporated Document, (i) the Company has good and marketable title to all properties and material assets described in the Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest other than such as are not material to the business of the Company, (ii) the agreements to which the Company is a party described in the Prospectus and any Incorporated Document are valid agreements, enforceable by the Company, except as the enforcement


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thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general equitable principles and, to its knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements, and (iii) the Company has valid and enforceable leases for the properties described in the Prospectus and any Incorporated Document as leased by them except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         (j) The Company has filed all necessary federal and state income and franchise tax returns and have paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company's knowledge, might be asserted against the Company that could reasonably be expected to have a material adverse effect on the Company's condition (financial or otherwise), earnings, operations, business or business prospects; to the Company's knowledge, all tax liabilities are adequately provided for on the books of the Company.

         (k) The Company maintains insurance of the types and in the amounts believed by the Company adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         (l) To the best of the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or manufacturers of its private label products that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company. No collective bargaining agreement exists with any of the Company's employees and, to the Company's knowledge, no such agreement is imminent.

         (m) The Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights described or referred to in the Prospectus and any Incorporated Document as owned or used by it or which are necessary for the conduct of its businesses as described in the Prospectus and any Incorporated Document; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any


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patent, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

         (n) The Company has not been advised, and has no reason to believe, that it is not conducting business in compliance with all of the laws, rules and regulations of the jurisdictions in which it is conducting business except where failure to be so in compliance would not have a material adverse effect on the condition (financial or otherwise), earnings, operations, business or business prospects of the Company.

         (o) The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act of delisting the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

         (p) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and intends in the future to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations. The Company in the past has not conducted its affairs in such a manner as to have become such an "investment company".

         (q) The Company has not distributed and will not distribute prior to the later of (i) the Closing Date or on any date on which Option Shares are to be purchased, as the case may be, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

         (r) The Company has not at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

         (s) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be


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
reasonably expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

         (t) Each officer and director of the Company and holders holding in the aggregate ____________ or more shares of the Company's Common Stock has agreed that such person will not, for a period of 90 days from the date that the Registration Statement is declared effective by the Commission (the "Lock-Up Period"), offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction,
(ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction or (iii) with the prior written consent of Robertson, Stephens & Company LLC. The foregoing restriction has been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the agreements pursuant to which its officers, directors and shareholders have agreed to such or similar restrictions (the "Lock-Up Agreements") presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other shareholders from any Lock-Up Agreements currently existing or hereafter effected without the prior written consent of Robertson, Stephens & Company LLC.


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
         (u) Except as set forth in the Prospectus and any Incorporated Document, (i) the Company is in compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") which are applicable to its business, (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Prospectus and any Incorporated Document, (iii) the Company will not be required to make future material capital expenditures to comply with Environmental Laws and (iv) no property which is owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss.9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

         (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (w) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Prospectus and any Incorporated Document.

         (x) The Company has complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

      3. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $___ per share, the respective number of Firm Shares as hereinafter set forth. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Shares which is set forth opposite the name of such Underwriter in Schedule A hereto (subject to adjustment as provided in Section 10).


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
      Delivery of definitive certificates for the Firm Shares to be purchased by the Underwriters pursuant to this Section 3 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check in next-day funds, payable to the order of the Company (and the Company agrees not to deposit any such check in the bank on which it is drawn, and not to take any other action with the purpose or effect of receiving immediately available funds, until the business day following the date of its delivery to the Company, and, in the event of any breach of the foregoing, the Company shall reimburse the Underwriters for the interest lost and any other expenses borne by them by reason of such breach), at the offices of O'Melveny & Myers, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660 (or at such other place as may be agreed upon among the Underwriters and the Company), at 7:00 A.M., San Francisco time (a) on the third full business day following the first day that Shares are traded, (b) if this Agreement is executed and delivered after 1:30 P.M., San Francisco time, the fourth full business day following the day that this Agreement is executed and delivered or
(c) at such other time and date not later than seven full business days following the first day that Shares are traded as the Underwriters and the Company may determine (or at such time and date to which payment and delivery shall have been postponed pursuant to Section 10 hereof), such time and date of payment and delivery being herein called the "Closing Date;" provided, however, that if the Company has not made available to the Underwriters copies of the Prospectus within the time provided in Section 4(d) hereof, the Underwriters may, in their sole discretion, postpone the Closing Date until no later than two full business days following delivery of copies of the Prospectus to the Underwriters. The certificates for the Firm Shares to be so delivered will be made available to you at such office or at such other location including, without limitation, in New York City, as you may reasonably request for checking at least one full business day prior to the Closing Date and will be in such names and denominations as you may request, such request to be made at least two full business days prior to the Closing Date. If Robertson, Stephens & Company LLC so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by Robertson, Stephens & Company LLC.

      It is understood that Robertson, Stephens & Company LLC, individually, and not as a representative of the several Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the Closing Date for the Firm Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

         After the Registration Statement becomes effective, you intend to offer the Firm Shares to the public as set forth in the Prospectus.

         The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), on the inside front cover concerning stabilization and over-allotment and under "Underwriting" in any Preliminary Prospectus and in the final form of Prospectus filed pursuant to Rule 424(b) constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Prospectus or the Registration Statement or any Incorporated Document, and you, on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein are true and correct and do not fail to state any material fact required to be stated therein in order to make such statements in light of the circumstances in which made not misleading.

      4. Further Agreements of the Company. The Company agrees with you that:

         (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective as promptly as possible; the Company will use its best efforts to cause any abbreviated registration statement pursuant to Rule 462(b) of the Rules and Regulations as may be required subsequent to the date the Registration Statement is declared effective to become effective as promptly as possible; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement, any subsequent amendment to the Registration Statement or any abbreviated registration statement has become effective or any supplement to the Prospectus has been filed; if the Company omitted information from the Registration Statement at the time it was originally declared effective in reliance upon Rule 430A(a) of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus contains such information and has been filed, within the time period prescribed, with the Commission pursuant to subparagraph (1) or (4) of Rule 424(b) of the Rules and Regulations or as part of a post-effective amendment to such Registration Statement as originally declared effective which is declared effective by the Commission; if the Company files a term sheet pursuant to Rule 434 of the Rules and Regulations, the Company will provide evidence satisfactory to you that the Prospectus and term sheet meeting the requirements of Rule 434(b) or (c), as applicable, of the Rules and Regulations, have been filed, within the time period prescribed, with the Commission pursuant to subparagraph
(7) of Rule 424(b) of the Rules and Regulations; if for any reason the filing of the final form of Prospectus is required under Rule 424(b)(3) of the Rules and

Regulations, it will provide evidence satisfactory to you that the Prospectus contains such information and has been filed with the Commission within the time period prescribed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; promptly upon your request, it will prepare and file with the Commission any amendments or supplements to the Registration Statement or Prospectus which, in the opinion of Orrick, Herrington & Sutcliffe LLP, ("Underwriters' Counsel"), may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement in connection with the sale of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus or the Incorporated Documents, or, prior to the end of the period of time in which a prospectus relating the Shares is required to be delivered under the Act, file any document which upon filing becomes an Incorporated Document, which shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission thereunder and the provisions of this Agreement.

         (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

         (c) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

         (d) The Company will furnish to you, as soon as available, and, in the case of the Prospectus and any term sheet or abbreviated term sheet under Rule 434, in no event later than the first full business day following the first day that Shares are traded, copies of the Registration Statement (three of which will be signed and which will include all exhibits), each Preliminary Prospectus, the Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, and the Incorporated Documents (three of which will include all exhibits), all in such quantities as you may from time to time reasonably request. Notwithstanding the foregoing, if Robertson, Stephens & Company LLC, on behalf of the several Underwriters, shall agree to the utilization of Rule 434 of the Rules and Regulations, the Company shall provide to you copies of a Preliminary Prospectus updated in all respects through the date specified by you in such quantities as you may from time to time reasonably request.

         (e) The Company will make generally available to its shareholders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve-month period beginning after the effective date of the Registration Statement.

         (f) During a period of five years after the date hereof, the Company will furnish to its shareholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent certified public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request (i) concurrently with furnishing such reports to its shareholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's shareholders; (ii) concurrently with furnishing to its shareholders, a balance sheet of the Company as of the end of such fiscal year, together with statements of operations, of shareholders' equity, and of cash flow of the Company for such fiscal year, accompanied by a copy of the certificate or report thereon of independent certified public accountants; (iii) as soon as they are available, copies of all reports (financial or other) mailed to shareholders: (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD; (v) every material press release and every material news item or article in respect of the Company or its affairs which was generally released to shareholders or prepared by the Company; and (vi) any additional information of a public nature concerning the Company, or its business which you may reasonably request. During such five-year period, if the Company shall have active subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant subsidiary which is not so consolidated.

         (g) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.

         (h) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

         (i) If the transactions contemplated hereby are not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, or if the Company shall terminate this Agreement pursuant to Section 11(a) hereof, or if the Underwriters shall terminate this Agreement pursuant to Section 11(b)(i), the Company will reimburse the several Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel for the several Underwriters) incurred by the Underwriters in investigating, preparing to market or marketing the Shares.

         (j) If at any time during the 90 day period after the Registration Statement becomes effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (k) During the Lock-Up Period, the Company will not, without the prior written consent of Robertson, Stephens & Company LLC, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Firm Shares hereunder, up to an aggregate of 50,000 shares of Common Stock as allowed under the Lock-Up Agreements, the Company's issuance of Common Stock upon exercise of outstanding warrants to purchase Common Stock as described in the Registration Statement and Incorporated Documents, the Company's issuance of Common Stock under the Company's 1986-1987 Stock Option Plan pursuant to the exercise of outstanding options and the Company's issuance of options or Common Stock under the Company's 1992 Stock Award Plan as described in the Prospectus and the Incorporated Documents.

         (l) During a period of 90 days from the effective date of the Registration Statement, the Company will not file a registration statement registering shares under any option plan or other employee benefit plan.

      5. Expenses.

         (a) The Company agrees with each Underwriter that:

              (i) The Company will pay and bear all costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including financial statements, schedules and exhibits), Preliminary Prospectuses and the Prospectus and the Incorporated Documents and any amendments or supplements thereto; the printing of this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, the Preliminary Blue Sky Survey and any Supplemental Blue Sky Survey, the Underwriters' Questionnaire and Power of Attorney, and any instruments related to any of the foregoing; the issuance and delivery of the Shares hereunder to the several Underwriters, including transfer taxes, if any, the cost of all certificates representing the Shares and Transfer Agents' and Registrars' fees; the fees and disbursements of counsel for the Company; all fees and other charges of the Company's independent public accountants; the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectus and the Prospectus and the Incorporated Documents, and any amendments or supplements to any of the foregoing; NASD filing fees and the cost of qualifying the Shares under the laws of such jurisdictions as you may designate (including filing fees and fees and disbursements of Underwriters' Counsel in connection with such NASD filings and Blue Sky qualifications); and all other expenses directly incurred by the Company in connection with the performance of their obligations hereunder.

              (ii) In addition to its other obligations under Section 8(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(a) hereof, it will reimburse the Underwriters on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return it to the Company together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) listed from time to time in the Wall Street Journal which represents the base rate on corporate loans posted by the substantial majority of the nations 30 largest banks (the "Prime Rate"). Any such interim reimbursement payments which are not made to the Underwriters within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

         (b) In addition to their other obligations under Section 8(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding described in Section 8(b) hereof, it will reimburse the Company on a monthly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company shall promptly refund it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made to the Company within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request.

         (c) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 5(a)(ii) and 5(b) hereof, including the amounts of any requested reimbursement payments, the method of determining such amounts and the basis on which such amounts shall be apportioned among the indemnifying parties, shall be settled by arbitration conducted under the provisions of the Constitution and Rules of the Board of Governors of the New York Stock

Exchange, Inc. or pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or a written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Any such arbitration will be limited to the operation of the interim reimbursement provisions contained in Sections 5(a)(ii) and 5(b) hereof and will not resolve the ultimate propriety or enforceability of the obligation to indemnify for expenses which is created by the provisions of Sections 8(a) and 8(c) hereof or the obligation to contribute to expenses which is created by the provisions of
Section 8(e) hereof.

      6. Conditions of Underwriters' Obligations. The obligations of you to purchase and pay for the Shares as provided herein, shall be subject to the accuracy, as of the date hereof and the Closing Date and any later date on which Option Shares are to be purchased, as the case may be, of the representations and warranties of the Company herein, to the performance by the Company of their respective obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective not later than 2:00 P.M., San Francisco Time, on the date following the date of this Agreement, or such later date as shall be consented to in writing by you; and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any Incorporated Document or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

         (b) All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Shares, shall have been satisfactory to Underwriters' Counsel, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

         (c) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, the following opinion of O'Melveny & Myers LLP, counsel for the Company, dated the Closing Date or such later date addressed to you, to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California;

              (ii) The Company has the corporate power to own, and lease and operate its properties and to conduct its business as described in the Prospectus;

              (iii) The Company is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the financial condition, earnings, operations, business or business prospects of the Company. To such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation;

              (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein; the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holders of outstanding shares of capital stock are entitled to any preemptive rights to subscribe for any of the Shares and, to such counsel's knowledge, the Shares have not been issued in violation of any, co-sale right, right of first refusal or other similar right, except such rights that have been waived; to such counsel's knowledge, except as set forth in the Registration Statement, no holders of securities of the Company have registration rights;

              (v) The Firm Shares or the Option Shares, as the case may be, have been duly authorized and will be, upon issuance and delivery against payment therefor in accordance with the terms hereof, validly issued, fully paid and nonassessable; provided that no opinion need be rendered concerning state securities or Blue Sky laws;

              (vi) The Company has corporate power and corporate authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Shares to be issued and sold by it hereunder;

              (vii) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, except as rights to indemnity, contribution and advancement of expenses may be limited by applicable law, and except as otherwise limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and except that the enforceability of this Agreement is subject to the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;

              (viii) The Registration Statement has become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

              (ix) The Registration Statement as of the date it was declared effective under the Act by the Commission and the Prospectus as of its date appeared on its face to comply in all material respects with the requirements as to form for registration statements (and prospectuses therein) on Form S-3 under the Act and the applicable Rules and Regulations and each of the Incorporated Documents complied when filed pursuant to the Exchange Act as to form in all material respects with the requirements of the Act and the Rules and Regulations and the Exchange Act and the applicable rules and regulations of the Commission thereunder, except that no opinion need be expressed concerning the financial statements and notes thereto and other financial and statistical information contained in the Registration Statement, Prospectus or any Incorporated Document;

              (x) The capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus and Incorporated Documents under the caption "Description of Capital Stock," insofar as such description constitutes a summary of provisions of the Articles of Incorporation and Bylaws of the Company;

              (xi) The information in the Prospectus and Incorporated Documents under the caption "Description of Capital Stock," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct, and the form of certificate evidencing the Common Stock complies with the California General Corporations Law;

              (xii) The description in the Registration Statement and the Prospectus of the charter and bylaws of the Company, the description of statutes in the Prospectus under the captions "Description of Capital Stock -- Limitation of Liability of Directors and Indemnification of Directors and Officers" and "Shares Eligible For Future Sale", the description in Item 15 of Part II of the Registration Statement of statutes, and the description of contracts in the Prospectus under the captions "Management -- Employment Agreement," "Description of Capital Stock -- Registration Rights" and "Limitation of Liability of Directors and Officers and Indemnification of Directors and

Officers" are accurate and fairly present the information required to be presented by the Act or the Rules and Regulations;

              (xiii) To such counsel's knowledge, (a) no legal or governmental proceedings are pending to which the Company is a party that are required to be described in the Registration Statement or the Prospectus or any Incorporated Document, and, to the best of such counsel's knowledge, no such proceedings have been threatened against the Company and (b) no contract or other document is required to be described in the Registration Statement or any Incorporated Document or to be filed as an exhibit to the Registration Statement or any Incorporated Document that is not described therein or filed as required;

              (xiv) The performance of this Agreement and the issuance of the Shares will not, (a) result in any violation of the Company's charter or bylaws, or (b) result in the breach or violation of any of the terms and provisions of any of the contracts or documents filed as exhibits to the Registration Statement or any Incorporated Document, or (c) constitute a default of any of the agreements identified to such counsel in an Officer's Certificate (a copy of which shall be provided to you) and the default of which would have a material adverse effect on the Company or (d) violate or conflict with any applicable statute, rule or regulation known to such counsel or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations; provided however, that no opinion need be rendered concerning state securities or Blue Sky laws;

              (xv) No consent, order or approval of any California or federal court or any governmental authority or agency is required on the part of the Company for the execution, delivery and performance of this Agreement or the issuance and sale of the Shares, except such as have been obtained under the Act and such as may be required under state or other securities or Blue Sky laws governing the purchase or the distribution of the Shares;

              (xvi) To such counsel's knowledge, all holders of securities of the Company having rights to registration of such shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement, or have included securities in the Registration Statement pursuant to the exercise of such rights;

              In addition, such counsel shall state that although they have not verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the

Prospectus, such counsel does not believe that, at the time the Registration Statement became effective the Registration Statement and any Incorporated Document, when such documents became effective or were filed with the Commission (other than the financial statements and the notes thereto and other financial and statistical information contained therein, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the Closing Date or any later date on which the Option Shares are to be purchased, as the case may be, the Registration Statement or the Prospectus or any Incorporated Document (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Counsel rendering the foregoing opinion may rely as to questions of fact upon representations or certificates of officers of the Company, and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in such representations or certificates. Copies of any, representation or certificate so relied upon shall be delivered to you, and to Underwriters' Counsel.

         (d) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, the following opinion of special real estate counsel for the Company, dated the Closing Date or such later date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters, to the effect that:

              (i) The performance of this Agreement and the consummation of the transactions herein contemplated will not, result in the material breach or violation of any of the terms and provisions, or constitute a default under, any of the leases to which the Company is a party or by which its properties are bound.

              (ii) To such counsel's knowledge, the Company is not presently in material breach of any lease to which the Company is a party or by which its property is bound.

         (e) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, an opinion of Orrick, Herrington & Sutcliffe, in form and substance satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

         (f) You shall have received on the Closing Date and on any later date on which Option Shares are to be purchased, as the case may be, a letter from Deloitte & Touche LLP addressed to the Company and the Underwriters, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the "Original Letter"), but carried out to a date not more than five business days prior to the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date on which Option Shares are to be purchased, as the case may be; and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impracticable or inadvisable to proceed with the public offering of the Shares as contemplated by the Prospectus. Also you shall have received an Original Letter from Deloitte & Touche LLP addressed to or for the use of the Underwriters setting forth their opinion with respect to their examination of the balance sheet of the Company as of February 2, 1997 and related statements of operations, shareholders' equity, and cash flow for the twelve months ended February 2, 1997 as well as other matters agreed upon by Deloitte & Touche LLP and you. In addition, you shall have received from Deloitte & Touche LLP a letter addressed to the Company and made available to you for the use of the Underwriters stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's financial statements as of February 2, 1997, did not disclose any weaknesses in internal controls that they considered to be material weaknesses.

         (g) You shall have received on the Closing Date and on any later date on which Option Shares are purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date on which Option Shares are to be purchased, as the case may be, signed by the Chief Executive Officer and Chief

Financial Officer of the Company, to the effect that, and you shall be satisfied that:

              (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later date on which Option Shares are to be purchased, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Option Shares are to be purchased, as the case may be;

              (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

              (iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus and any amendments or supplements thereto and the Incorporated Documents when such Incorporated Documents became effective or were filed with the Commission, contained all statements and information required to be included therein, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto nor the Incorporated Documents when such Incorporated Documents became effective or were filed with the Commission included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which made, not misleading, and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth;

              (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may be otherwise stated in the Registration Statement and Prospectus, there has not been (A) any material adverse change in the properties or assets described or referred to in the Registration Statement and the Prospectus and the Incorporated Documents or in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company, (B) any transaction which is material to the Company, except transactions entered into in the ordinary course of business, (C) any obligation, direct or contingent, incurred by the Company which is material to the Company, except obligations incurred in the ordinary course of business, (D) any change in the capital stock or outstanding indebtedness of the Company (except for the exercise of warrants described in the Registration Statement and Prospectus) which is material to the Company or (E) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

         (h) The Company shall have obtained and delivered to you an agreement from each officer and director of the Company, and from holders of an aggregate of ____________ shares or more of the Company's Common Stock in writing prior to the date hereof that such person will not, during the Lock-Up Period, effect the Disposition of any Securities now owned or hereafter acquired directly by such person or with respect to which such person has the power of disposition otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction or (ii) as a distribution to partners or shareholders of such person provided that the distributees thereof agree in writing to be bound by the terms of this restriction, or (iii) with the prior written consent of Robertson, Stephens & Company LLC. The foregoing restriction shall have been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad based market basket or index) that includes, relates to or derives any significant part of its value from Securities. Furthermore, such person will have also agreed and consented to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by such person except in compliance with this restriction. Notwithstanding the foregoing, Robertson, Stephens & Company LLC agrees to allow an aggregate total of 50,000 shares of Common Stock to be sold by certain of the officers and directors during the Lock-Up Period.

              (i) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

              All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

         7. Option Shares.
            --------------

            (a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters, for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares only, a non-transferable option to purchase up to an aggregate of 105,000 Option Shares at the purchase price per share for the Company Shares set forth in
Section 3 hereof. Such option may be exercised by Robertson, Stephens & Company LLC on behalf of you on one occasion in whole or in part during the period of thirty (30) days from and after the date on which the Firm Shares are initially offered to the public, by giving written notice to the Company. The number of Option Shares to be purchased by each Underwriter upon the exercise of such option shall be the same proportion of the total number of Option Shares to be purchased by the several Underwriters pursuant to the exercise of such option as the number of Firm Shares purchased by such Underwriter (set forth in Schedule A hereto) bears to the total number of Firm Shares purchased by the several Underwriters (set forth in Schedule A hereto), adjusted by Robertson, Stephens & Company LLC in such manner as to avoid fractional shares.

            Delivery of definitive certificates for the Option Shares to be purchased by the several Underwriters pursuant to the exercise of the option granted by this Section 7 shall be made against payment of the purchase price therefor by the several Underwriters by certified or official bank check or checks drawn in next-day funds, payable to the order of the Company (and the Company agrees not to deposit any such check in the bank on which it is drawn, and not to take any other action with the purpose or effect of receiving immediately available funds, until the business day following the date of its delivery to the Company). In the event of any breach of the foregoing, the Company shall reimburse the Underwriters for the interest lost and any other expenses borne by them by reason of such breach. Such delivery and payment shall take place at the offices of O'Melveny & Myers, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660 or at such other place as may be agreed upon among the Underwriters and the Company (i) on the Closing Date, if written notice of the exercise of such option is received by the Company at least two full business days prior to the Closing Date or (ii) on a later date, not later than the third full business day following the date the Company receives written notice of the exercise of such option, if such notice is received by the Company less than two full business days prior to the Closing Date.

            The certificates for the Option Shares so to be delivered will be made available to you at such office or other location including, without limitation, in New York City, as you may reasonably request for checking at least one full business day prior to the date of payment and delivery and will be in such names and denominations as you may request, such request to be made at least two full days prior to such date of payment and delivery. If Robertson, Stephens & Company LLC so elects, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by Robertson, Stephens & Company LLC.

            It is understood that Robertson, Stephens & Company LLC, individually, and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price on behalf of any Underwriter or Underwriters whose check or checks shall not have been received by you prior to the date of payment and delivery for the Option Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any Underwriter or Underwriters of any of its or their obligations hereunder.

            (b) Upon exercise of any option provided for in Section 7(a) hereof the obligations of the Underwriters to purchase such Option Shares will be subject (as of the date hereof and as of the date of payment for such Option Shares) to the accuracy of and compliance with the representations and warranties of the Company, to the accuracy of the statements of the Company and officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the condition that all proceedings taken at or prior to the payment date in connection with the sale and transfer of such Option Shares shall be satisfactory in form and substance to you and to Underwriters' Counsel, and you shall have been furnished with all such documents, certificates and opinions as you may request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any of the covenants of the Company or the compliance with any of the conditions herein contained.

         8. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Exchange Act or otherwise, specifically including but not limited to losses, claims, damages or liabilities related to negligence on the part of any Underwriter, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any breach of any representation, warranty, agreement or covenant of the Company herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, including any Incorporated Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any Underwriter, directly or through you, specifically for use in the preparation thereof and, provided further, that the indemnity agreement provided in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any losses, claims, charges, liabilities or litigation based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact purchased Shares, if a copy of the Prospectus in which such untrue statement or alleged untrue statement or omission or alleged omission was corrected has not been sent or given to such person within the time required by the Act and the Rules and Regulations thereunder, unless such failure is the result of noncompliance by the Company with Section 4(d) hereof.

            The indemnity agreement in this Section 8(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

            (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject under the Act or otherwise, specifically including but not limited to losses, claims, damages or liabilities related to negligence on the part of the Company insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty, agreement or covenant of such Underwriter herein contained or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, including any Incorporated Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter, directly or through you, specifically for inclusion therein, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

            The indemnity agreement in this Section 8(b) shall extend upon the same terms and conditions to, and shall inure to the benefit of each officer and director of the Company and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act. This indemnity agreement shall be in addition to any liabilities which each Underwriter may otherwise have.

            (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified parties and the indemnifying party and the indemnified party shall have reasonably concluded based upon the advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel approved by the indemnifying party, representing all the indemnified parties under Section 8(a) or 8(b) hereof who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved the terms of such settlement; provided however that such consent shall not be unreasonably withheld.

            (d) In order to provide for just and equitable contribution in any action in which a claim for indemnification is made pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case, all the parties hereto shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that, the Underwriters are responsible pro rata for the portion represented by the percentage that the underwriting discount bears to the initial public offering price, and the Company is responsible for the remaining portion, provided, however, that (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to a contribution from any person who is not guilty of such fraudulent misrepresentation. This subsection (d) shall not be operative as to any Underwriter to the extent that the Company has received indemnity under this Section 8.

            (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including without limitation the provisions of this Section 8, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Act and the Exchange Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 8, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 8 and further agree not to attempt to assert any such defense.

         9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company herein or in certificates delivered pursuant hereto, and the indemnity and contribution agreements contained in Section 8 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any person controlling the Underwriter within the meaning of the Act or the Exchange Act, or by or on behalf of the Company or any of its officers, directors or controlling persons within the meaning of the Act or the Exchange Act, and shall survive the delivery of the Shares to the several Underwriters hereunder or termination of this Agreement.

         10. Substitution of Underwriters. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof, and if the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated, severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

            If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds 10% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four hours to allow the several Underwriters the privilege of substituting within twenty-four hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four hours, if necessary, to allow the Company the privilege of finding another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares which the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriters or substituted underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

            In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section, neither the Company shall be liable to any Underwriter (except as provided in Sections 4(i) (if applicable), 5 and 8 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Sections 5 and 8 hereof).

            The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section.

         11. Effective Date of this Agreement and Termination.

            (a) This Agreement shall become effective at the earlier of (i) 6:30 A.M., San Francisco Time, on the first full business day following the effective date of the Registration Statement, or (ii) the time of the initial public offering of any of the Shares by the Underwriters after the Registration Statement becomes effective. The time of the initial public offering shall mean the time of the release by you, for publication, of the first newspaper advertisement relating to the Shares, or the time at which the Shares are first generally offered by the Underwriters to dealers by letter or telegram or telecopy, whichever shall first occur. By giving notice as set forth in Section 12 before the time this Agreement becomes effective, you, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Sections 4(i) (if applicable), 5 and 8 hereof.

            (b) You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date or on or prior to any later date on which the Option Shares are to be purchased, as the case may be, (i) if the Company shall have failed, refused or been unable, at or prior to the Closing Date, or on or prior to any later date on which the Option Shares are to be purchased, as the case may be, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, or (ii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal or New York or California authorities, or
(iii) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if there shall have been a material adverse change in the general political or economic conditions or financial markets in the United States as in your reasonable judgment makes it inadvisable or impracticable to proceed with the offering, sale and delivery of the Shares, or
(v) if on or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or of any other insurrection or armed conflict involving the United States or the declaration by the United States of a national emergency which, in the reasonable opinion of the Underwriters, makes it impracticable or inadvisable to offer or sell the Shares. Any such termination shall be without liability of any party to any other party except as provided in Sections 4(i) (if applicable), 5 and 8 hereof and except that in the event of termination solely pursuant to Section 11(b)(i) hereof, the Company shall remain obligated to pay costs and expenses pursuant to Sections 4(i) and 5 hereof.

            If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 11, you shall promptly notify the Company by telephone, telecopy or telegram, in each case confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, the Company shall promptly notify you by telephone, telecopy or telegram, in each case, confirmed by letter.

         12. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to you c/o Robertson, Stephens & Company LLC, 555 California Street, Suite 2600, San Francisco, California 94104, telecopier number (415) 781-0278, Attention: General Counsel; if sent to the Company, such notice shall be mailed, delivered, telegraphed (and confirmed by letter) or telecopied (and confirmed by letter) to Pacific Sunwear of California, Inc., 5037 East Hunter Avenue, Anaheim, California 92807, telecopier number (714) 693-8166, Attention: Greg Weaver, Chief Executive Officer.

         13. Parties. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective executors, administrators, successors and assigns, and the controlling persons within the meaning of the Act or the Exchange Act, officers and directors referred to in
Section 8 hereof, any legal or equitable right, remedy or claim or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

            In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by you jointly or by Robertson, Stephens & Company LLC, on behalf of you.

         14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

         15. Counterparts. This Agreement may be signed in several counterparts, each of which will constitute an original.

            If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the several Underwriters.

                                                  Very truly yours,

                                                  PACIFIC SUNWEAR OF CALIFORNIA,
                                                  INC.

                                                  By:
                                                      --------------------------

Accepted as of the date first above written:

ROBERTSON, STEPHENS & COMPANY LLC
ALEX. BROWN & SONS INCORPORATED
THE ROBERTSON, STEPHENS & COMPANY, INC.

ROBERTSON, STEPHENS & COMPANY LLC

By ROBERTSON, STEPHENS & COMPANY LLC

By:
    --------------------------------
    Authorized Signatory

                                   SCHEDULE A

                                                                       Number of
                                                                      Firm Shares
           Underwriters                                             To Be Purchased
           ------------                                             ---------------

Robertson, Stephens & Company LLC..................................

Alex. Brown & Sons Incorporated....................................

The Robinson-Humphrey Company, Inc.................................







                                                                       ---------
        Total......................................................      700,000
                                                                       =========


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